                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF AVAILENT FINANCIAL, INC.


                                             STATE OR OTHER JURISDICTION OF        NAMES UNDER WHICH SUCH
       NAME OF SUBSIDIARY                    INCORPORATION OR ORGANIZATION        SUBSIDIARY DOES BUSINESS
       ------------------                    -----------------------------        ------------------------
Availent Mortgage, Inc.                                  Texas                              N/A

Availent Insurance Agency, Inc.                         Delaware                            N/A

Availent Commercial Funding, Inc.                       Delaware                            N/A
